UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015
Astrotech Corporation
(Exact name of registrant as specified in its charter)

Washington	001-34426	91-1273737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Ave. Suite 1650, Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(512) 485-9530
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07.	Submission of Matters to a Vote of Security Holders.
On June 30, 2015, Astrotech Corporation (the “Company”) held its annual meeting of shareholders, pursuant to notice duly given, at 555 Forge River Road, Suite 100, Webster, Texas 77598. Of the 21,814,548 shares of common stock entitled to vote at such meeting, 18,914,412 shares, or 86.7% of the Company’s common stock, were present in person or by proxy. The matters voted upon at the meeting and the results of such voting are set forth below:
Proposal 1 – Election of Directors
By the votes reflected below, our shareholders elected the following individuals to serve as directors to serve for the respective terms prescribed by the Company’s bylaws:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Thomas B. Pickens III	10,612,328	267,932	8,034,152
Mark Adams	10,793,989	86,271	8,034,152
John A. Oliva	10,765,000	115,260	8,034,152
Sha-Chelle Manning	10,772,207	108,053	8,034,152
William F. Readdy	10,787,852	92,408	8,034,152
Daniel T. Russler, Jr.	10,795,589	84,671	8,034,152
Ronald W. Cantwell	10,623,969	256,291	8,034,152
Michael R. Humphrey	10,650,461	229,799	8,034,152

Proposal 2 – Ratification of Selection of Independent Registered Public Accounting Firm
By the votes reflected below, our shareholders ratified the appointment of BDO, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,806,538	54,851	53,023	—

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTROTECH CORPORATION

Date: July 1, 2015	By:	/s/Thomas B. Pickens III
Name: Thomas B. Pickens III
Title: Chairman of the Board and Chief Executive Officer

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